                                OFFICER'S CERTIFICATE

                                    MARCH 30, 1999

                              __________________________



     The undersigned, Avi Basher, hereby certifies as follows:

          (a) I am the duly elected, qualified, acting and incumbent Vice President of Finance, Chief Financial Officer and Secretary of DSP Group, Inc. (the "Company").

          (b) Attached hereto is an English translation of a Lease Contract, dated as of September 13, 1998, by and between Bayside Land Corporation Ltd. and DSP Semiconductors, Ltd.

          (c) To my knowledge, such translation is a fair and accurate translation as required under Rule 306 of Regulation S-T promulgated by the Securities and Exchange Commission.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on behalf of the Company as of the date first written above.

                              DSP GROUP, INC.



                              /s/ Avi Basher
                              --------------------------------------------------
                              Avi Basher, Vice President of Finance,
                              Chief Financial Officer and Secretary

                                  LEASE AGREEMENT

                DRAWN UP AND SIGNED IN HAIFA ON SEPTEMBER 13TH 1998


                                      BETWEEN

                           BAYSIDE LAND CORPORATION LTD.

                             Of 24 Haprasim St., Haifa

                            (hereinafter: "The Lessor")

                                        AND

                                   DSP GROUP LTD.

                              Company No. 51-135472-2

                         Of 5 Shenkar St., Herzlia Pituach

                            (hereinafter: "The Lessee")


WHEREAS, the Lessor is the holder of lease rights in a real-estate property, known as Parcels 57 and 73 in Block 6592 (hereinafter: "The Plot"), located on Shenkar Street in Herzlia Pituach, all as appearing on the map and in the Land Extract, enclosed with this Contract, as Appendices A and C;

AND WHEREAS, the Lessor, inter alia, erects several constructions on the Plot, which would be referred to as the Bayside (Gav Yam) Center, among them, the Lessor constructs, as per a construction permit that was lawfully issued, a construction on a gross area of approx. 22,500 sq. mtrs., known as Construction No. 2 (hereinafter: "The Construction") and which is intended for lease, all as appearing on the map, Appendix A, and in the Technical Specification, Appendix D;

AND WHEREAS, the Lessor prepared a detailed planning of the Construction
     (hereinafter: "The Planning");

AND WHEREAS, the Lessee declares and approves, that the aforementioned Planning is appropriate for its requirements and it is interested in leasing part of the Construction in an inclusive area of approx. 590 sq. mtrs. for the purpose stated in this Contract;

AND WHEREAS, the Lessor declares, that it agrees to lease part of the Construction to the Lessee in accordance with that stated in this Contract;


Therefore, it has been declared and agreed between the parties, as follows:

1.   GENERAL

     1.1    The preamble to this Contract constitutes an integral part thereof.

     1.2 This Lease Contract includes a map - Appendix A, plans of the leased - Appendix B, Land Extract - Appendix C, Technical Specification - Appendix D, Insurance Appendix - Appendix E, the Parking Lot Contract - Appendix G, the Electricity Appendix - Appendix H, Bank Guarantee Appendix, Appendix I.

     In order to remove any doubt, it is hereby clarified that in any event of discrepancy between the provisions of this Contract and the provisions of the Appendices, the provisions which are less favorable to the Lessee shall supersede.

     1.3 Wherever an amount in Dollars is mentioned in this Contract it is only made for purposes of convenience and it lacks any legal validity, for the amounts indicated in Dollars shall be translated to the Shekel upon the signing of the Agreement, in accordance with the representative rate of the Dollar, known upon the signing of the Contract, i.e. 3.80 Shekel per United States Dollar.

2.   HEADINGS

     The headings of the Sections were inserted for purposes of ease of reading alone and should not be used for their interpretation.

3.   INTERPRETATION

     Without prejudice to other definitions, specified in this Contract, the following terms shall be interpreted in accordance with that stated alongside them, as follows:

     3.1 "The Leased" - part of the Construction in an area of approx. 590 sq. mtrs. on the first story - +6.00 of the Construction, including the equipment and the fixtures installed therein, all as marked yellow in Appendix B.

     In order to remove any doubt, The area leased as specified above also includes a relative part of the entrance lobby to the joint construction for all the office stories of the Construction and also story's public areas, all in an inclusive area of approx. 94 sq. mtrs.

     3.2 "Delivery" - placing the Leased at the possession of the Lessee, as it is in a reasonable usable condition for the purposes of the Lessee, all in accordance with the conditions of the Contract.

     3.3 "The Inspector" - Mr. Menasha Friedman or any person from another inspecting office, replacing him, all in accordance with the determination of the Lessor.

4.   THE LEASE AND THE PERIOD OF THE LEASE

     4.1    4.1.1   Subject to that stated herebelow, the Lessor leases to the
     Lessee and the Lessee leases the Leased from the Lessor for the objectives of the lease, as stated in Section 7 herebelow, for a five year period and according to the other conditions of this Contract.

            4.1.2 Without prejudice to that stated above, the Lessee shall have an option to extend the lease period for an additional five year period (hereinafter: "The Option Period") so long as it would pass an early notice in writing to the Lessor, at least nine months prior to the completion of the lease period.

     4.2 The lease period shall commence upon the delivery date of the Leased to the Lessee, i.e. December 1st 1998 (hereinafter: "The Delivery Date") so long as the Lessee fulfilled all its obligations in accordance with this Contract.

     4.3 The parties agree, that in one or more of the events, specified herebelow, the Delivery Date shall be extended and such a delay shall not be regarded as breach of this Agreement.

            4.3.1 In the event of a delay with the delivery of the Leased and/or placing the Leased in the possession of the Lessee, as specified in
     Section 5 herebelow, in consequence of a force majeure and also in consequence of actions and/or instructions and/or orders and/or omissions of competent authorities, which are not as a result of the conduct of the Lessor and/or general strikes in the construction sector, including all its sub-sectors and also due to any cause and/or circumstances which are not in control of the Lessor.

            4.3.2 In the event of a delay with the delivery of the Leased to the Lessee, caused as a result of changes made in the Leased according to the requirement of the Lessee and/or work made in the Leased by the Lessee and/or anyone on its behalf, but excluding finish works, according to their definition in Section 6.2 herebelow.

            4.3.3 The parties agree, that the Inspector shall have the singular and exclusive authority to determine whether the conditions stated in Sub-Sections 4.3.1 and 4.3.2 above are met and also what is the extension of the Delivery Date in consequence thereof. The determinations of the Inspector shall be final decisive and obligatory.

5.   RECEIPT OF THE LEASED

     5.1 The Lessee hereby declares, that it has examined and approved the plans of the Leased, Appendix B, and the Technical Specification, Appendix

     B, and it found them to be appropriate and suitable for the purpose of the lease, as per this Contract, and it is obligated to receive possession of the Leased upon the Delivery Date, on condition that the Inspector issued the approval, stated herebelow.

     The Lessor is hereby obligated, that upon the Delivery Date the finish works will be completed, as stated in Section 6.2 herebelow, the central systems of sewage, air-conditioning and lifts shall be operating in the Construction, and also that the Leased will receive regular supply of electricity, water and telephone feed infrastructure at end points, according to the Technical Specification and the specifications of the finish works (hereinafter: "The Systems"). Upon the Delivery Date of possession of the Leased to the Lessee, as stated above, a visit to the Leased shall be carried out in the presence of the representative of the Lessor, the representative of the Lessee and the Inspector, in the framework of which the Inspector shall approve, that the Leased was built in accordance with the plans and the Technical Specification, and a technical protocol, specifying the required works for performance and the repairs, if any, shall be prepared. The technical protocol shall be signed by the representatives of the Lessor and the Lessee and it shall serve as a preponderant evidence with regard to the condition of the Leased upon the Delivery Date.

     5.2 In any event, the determination of the Inspector, that the Leased is ready for delivery in accordance with the conditions of the Contract and its Appendices, shall be final, absolute and obligating for the purpose of this Agreement.

     5.3 In order to remove any doubt, the Lessee hereby declares that it was informed that upon the Delivery Date of the Leased, the Lessor shall still be working on the performance of the finish works in the Construction and/or in other leaseds of other lessees in the Construction and the Lessee shall not have any contention and/or claim toward the Lessor in this respect, so long as there will not be interference with the reasonable use of the Leased by the Lessee.

6. THE LEASED - TECHNICAL DESCRIPTION AND CHANGES, FINISH WORKS, COMPLETIONS AND SUPPLEMENTS

     6.1 The Leased and the Construction, including all their elements, shall be built and completed in accordance with the plans, Appendix B, and the Technical Specification, Appendix D, including the changes made in it in accordance with the discretion of the Lessor, with the exception of essential changes, as per the final and absolute decision of the Inspector, made in the agreement of the Lessee. Deviation in a rate of up to 2% between the planning and the actual condition shall not be regarded as an essential change. The Leased, including all its elements, shall be built of good materials by means of a professional manpower.

     6.2 In light of the request of the Lessee, that the Lessor shall carry out the finish works in the Leased (hereinafter: "The Finish Works") prior to the Delivery Date to the Lessee, it was agreed between the parties as follows:

            6.2.1 Until September 18th 1998, the Lessee shall pass to the Lessor all the technical material, required for the issuance of a tender pursuant to the performance of the Finish Works, which would be approved in advance by the Lessor, including the technical specifications, the work plans and letters of quantities.

            6.2.2 The planning of the Finish Works shall be carried out by the Architect Ilan Eldar for the Lessee, as his fee is paid by the Lessor. Architect Eldar will be entitled to hire additional consultants pursuant to the performance of his work. The identity of the consultants shall be approved by the Lessor and their fee shall be paid by it.

            6.2.3 The planning of the Finish Works shall be made in coordination with the Lessor and will require the approval of the Lessor.

            6.2.4 In addition to the cost of the Finish Works, the Lessee will pay to the Lessor 5% of the cost of the Finish Works, management moneys and also 3% of the fee of the Inspector.

            6.2.5 The Lessor shall issue a tender for the receipt of proposals for the performance of the Finish Works, as a single set, and the winner of the tender shall be chosen by a joint tender committee of the Lessor and the Lessee, consisting of one representative of each party.

            6.2.6 The Lessor shall commit in a contract with the winner of the tender (hereinafter: "The Finish Works Contractor").

            6.2.7 The Lessee is obligated to pay to the Lessor each and every invoice, that the Lessor shall approve for payment to the Finish Works Contractor, that being upon the payment date of the invoice to the Finish Works Contractor, no payment shall be made without such deviation being approved in advance by the Lessee.

            6.2.8 For the assurance of the payments to the Finish Works Contractor, as stated in Section 6.2.7 above, the Lessee shall furnish the Lessor with an index linked financial bank guarantee, according to 25% of the amount of the proposal of the Finish Works Contractor.

            6.2.9 In order to remove any doubt, the Lessee is obligated to pay to the Lessor all the costs of the performance of the Finish Works, including work and materials, whether they are paid by the Lessor to the Finish Works Contractor or paid directly by him to any other organization, so long as any deviation from the conditions of the original proposal of the Finish Works Contractor shall require the early approval of the Lessee.

            6.2.10 The Lessor shall be liable towards the Lessor in all matters pertaining to the quality of the performance of the Finish Works, that being for a one year period from the Delivery Date, and the provisions of Section

     5.1 with respect to the delivery of the Leased shall apply to the delivery of the Finish Works.

            6.2.11 In any event of a delay with the performance of the Finish Works, caused in consequence of an action or an omission of the Lessee or anyone on its behalf, including a delay with the performance of the planning and including a delay in the delivery of documents, as stated in
     Section 6.2.1 above - it will not effect the date of receipt of the Leased, the Delivery Date, and the obligation of the Lessee to pay the lease moneys to the Lessor as from the Delivery Date, according to its definition in
     Section 4.2 above.

     6.3 The parties further agree, that any supplement or addition made in the Leased at the expense of the Lessee will become the property of the Lessor, that being to the extent that the addition or the change corresponds with the definition of fixtures, according to their definition in the Land Law, 5729 - 1969. In the event, that the change or the supplement does not correspond with the definition of fixtures it will be regarded as the property of the Lessee and the Lessee will be entitled to remove and/or disassemble it upon the completion of the lease period, so long as the Leased is returned in good condition worthy for immediate leasing.

     In order to remove any doubt, the provisions of this Section shall not apply to movable partitions or to movable furniture. In order to remove any doubt, in any event where the Lessee chooses not to remove and/or disassemble the supplement or the change, which does not correspond with the definition of a fixture, the Lessee will not be entitled to require and receive from the Lessor any consideration for it.

     6.4 The Lessee hereby declares, that it has been brought to its knowledge, that additional constructions, adjacent and nearby the Construction, will be built by the Lessor and/or anyone on its behalf, and it hereby relinquishes any contention and/or claim toward the Lessor in this matter or anything deriving therefrom.

     Furthermore, the Lessor is hereby obligated that the construction of the additional constructions, as stated above, shall not interfere with the access to the Leased, and that the aforementioned construction work shall be carried out in such a manner as to allow reasonable use of the Leased.

7.   PURPOSE OF THE LEASE

     The purpose of the lease is for the planning and development of Hi-Tech products and also for management activity, laboratories and marketing in the field of computers alone, and the Lessee is obligated to use the Leased solely for this purpose (hereinafter: "The Purpose of the Lease").

8.   LEASE MONEYS

     8.1    8.1.1   For offices - NIS 31,388 per month (an amount in Shekel
     equivalent to US $8,260 per month) (hereinafter: "The Basic Lease Moneys").

            8.1.2 For parking places - as specified in Section 14a herebelow and in the Parking Lot Management Contract, Appendix G.

            8.1.3 Maintenance moneys for the Leased - as stated in Section 20 herebelow.

            8.1.4 Payments for electricity, as specified in the Electricity Appendix, Appendix H.

     8.2 As from June 1st 2002, the Lease Moneys shall include a real addition of 6% on the Lease Moneys, payable upon the commencement date of the option had it not been for the aforementioned addition. All the other provisions of this Contract, including the provisions of this Section 8, shall apply accordingly to the Lease Moneys during the Option Period.

     8.3 The Basic Lease Moneys shall include the addition of index linkage differences, as specified in Section 11 herebelow.

     The index, that was published on August 15th 1998 (156.3 points) is determined as the basic index for the purpose of this Contract (hereinafter: "The Basic Index").

     8.4 The Lessee is obligated to pay to the Lessor the Basic Lease Moneys together with linkage differences, accrued on them, and together with VAT for the entire lease period, as follows:

            8.4.1 The Lease Moneys for the first three months of the lease in the amount of NIS 94,164 (an amount in NIS equivalent to US $24,780) will be paid by the Lessee to the Lessor in the stand of signing this Contract.

     The remaining Lease Moneys will be paid according to three - month payments for each period in advance, that being on the first day of each and every three month period.

            8.4.2 Payments of the Lease Moneys, as stated above, shall be paid by way of a bank transfer from the account of the Lessee to the account of the Lessor.

            8.4.3 Payment of the Lease Moneys shall be updated, as specified in Section 11.

            8.4.4 The Lessee hereby waives the requirement, if any, for the giving of an early notice or requirement for the payment of the Lease Moneys.

9.   SHAREHOLDERS

     9.1    The Lessee hereby declares, that the DSP Group Inc. (hereinafter:
     "DSP Group") is the shareholder in control of it.

     9.2 The Lessee is hereby obligated to bring about, that its shareholder in control, DSP Group, at the stand of signing this Contract, shall guarantee to all the obligations of the Lessee toward the Lessor in accordance with the conditions of this Contract, including all its Appendices.

     9.3 The Lessee is obligated, that during the lease period no changes, whether directly or indirectly, shall be made in the holding of the shares by DSP Group in such a manner, that the holding of the shares of DSP Group in the Lessee shall decrease below 51%, unless the early explicit approval in writing of the Lessor was given to that effect.

     Notwithstanding that stated above, it is agreed, that the Lessee shall not require the agreement of the Lessor for a change of holdings as stated, should it furnish the Lessor with a bank guarantee according to a sufficient amount to the satisfaction of the Lessor.

10.  INAPPLICABILITY OF THE TENANT'S PROTECTION LAW

     10.1   The Lessee hereby declares and approves as follows:

            10.1.1 The protection of tenants in accordance with the Tenant's Protection Law (Combined Version), 5752 - 1972, or according to any other Law, shall not apply to this lease.

            10.1.2 The Lessor did not receive any payment of key moneys or any other consideration whatsoever, whether directly or indirectly, in connection with this lease.

            10.1.3 Upon the commencement of this lease, there was no tenant in the Leased, being lawfully entitled to hold it.

     The Lessee hereby declares and approves, that its expenses and investments in the preparation of the changes in the Leased, the additions and/or renovations and/or participation in expenses or in any other investment pursuant to the adjustment of the Leased to its purposes shall in no way be regarded as key moneys of any kind whatsoever and shall not confer the Lessee any right whatsoever, and these investments shall not alter that stated above in accordance with which the leased is not under any of the tenant's protection laws.

11.  LINKAGE

     11.1   For the purpose of this Lease Contract:

     Index - The Consumer Price Index (including fruits and vegetables) published by the Central Bureau of Statistics, including same index if it is published by another governmental organization and also any official index replacing it, whether such index is based on same data as the index prevailing upon the signing of this Agreement or not. In the event, that there will be another index, the ratio between the indexes shall be according to the determination of the Central Bureau of Statistics or according to another official organization replacing the Central Bureau of Statistics.

     In the event, that the ratio between the indexes is not determined, as stated above, the ratio shall be determined by the economical department of Bank Leumi of Israel Ltd. (at the expense of the Lessee and the Lessor in equal parts).

     11.2 The Basic Lease Moneys and all the amounts indicated in Shekels in this Agreement shall be linked to the increase of the index, according to its definition above. In the event, that upon the payment date of any part of the Lease Moneys (hereinafter: "The Determining Date") the index recently published prior to the Determining Date (hereinafter: "The New Index") is higher in comparison to the Basic Index, the Lessee is obligated to pay to the Lessor same payments of Basic Lease Moneys, as they are relatively increased, as per the increase of the New Index in comparison to the Basic Index.

     The aforementioned calculated additions above the Basic Lease Moneys shall be referred to in this Contract, as "Linkage Differences".

     11.3 For the purpose of the calculation of the increase in the index, the payment date shall be regarded as the date in which the Lease Moneys were actually paid. However, it is hereby emphasized, that this shall not be viewed as a waiver or agreement on behalf of the Lessor with respect to the obligation of the Lessee to pay the Lease Moneys upon the agreed dates nor shall it be viewed as any waiver of the relieves to which the Lessor is entitled in case of failure to pay in due time.

     11.4 The Lessee is hereby obligated to pay the Linkage Differences immediately upon the first requirement of the Lessor.

     11.5 The Linkage Differences shall be regarded as Lease Moneys for each and every purpose.

     11.6 The Lessee has the right to pay the Lease Moneys for any part of the lease period in advance and in such a case linkage on same amount shall apply up until its actual payment.

12.  ADJUSTMENT, USE, RECEIPT OF PERMITS AND ABIDANCE BY LAWS

     12.1 The Lessee is obligated to use the leased solely for the purpose of the lease, stated in Section 7 above, and not for any other purpose whatsoever.

     12.2 The Lessee hereby declares, that it had the possibility of viewing and examining the planning condition of the Leased and the Development and/or Lease Agreement and/or the Urban Construction Plan applying to it and that the zoning {designation} of the Leased in accordance with that stated above, and it is aware that any payment of any kind whatsoever, applying to the Leased for the specific use of the Lessee - shall apply to the Lessee.

     12.3 The Lessee is hereby obligated to obtain all the permits required by Law pursuant to the use of the Leased or any part thereof, for the management of its enterprise in the Leased and to act according to them.

     12.4 In order to remove any doubt, the Lessee hereby declares, that it shall not have any contentions toward the Lessor with regard to the possibilities to use the Leased, and that it is aware that the Lessor shall not bear any liability whatsoever for the receipt of whatever permits, required for the management of the enterprise of the Lessee in the Leased or for the adjustment of the Leased in accordance with the instructions of any competent authority in connection with the giving of a permit, as above.

     That stated above shall not derogate from the basic obligation of the Lessor to build and to complete the Leased in accordance with a lawful construction permit and to meet all the provisions of the Law with respect to the completion of the Leased and its populating.

     12.5 The Lessee is obligated to abide by any Law and to act in accordance with the provisions of any permit, applying to the Leased and/or any part thereof and to avoid any action or omission, that may impose any liability whatsoever on the Lessor toward any person or property.

     12.6 The Lessor hereby declares, that it is entitled to lease the Leased according to the objective of the lease, as defined in this Agreement, and that there is no impediment in accordance with any Law, agreement or any prior obligation, preventing the Lessor from leasing the Leased to the Lessee.

13.  TRANSFER OF RIGHTS

     13.1 The Lessee is obligated not to deliver and/or transfer and/or lease and/or assign and/or endorse and/or mortgage its rights in accordance with this Contract in any way or manner whatsoever, and also not to allow any third party to use and/or to hold the Leased or any part thereof, and it should also avoid participating any third party in the possession of the Leased or the use thereof or in any benefit thereof in any manner whatsoever, not even as an authorized or as a franchiser, whether directly or indirectly, in consideration or without consideration, unless it receives the early and explicit approval in writing of the Lessor.

     13.2 Notwithstanding that stated above, the Lessee is entitled to sublet the Leased, so long as the following conditions are met:

            13.2.1 The Lessor gave its early consent in writing with respect to the sub - lessee.

     In order to remove any doubt, the parties agree, that the Lessor shall not deny its consent but only due to reasonable causes. Furthermore, the parties agree, that a sublet to subsidiaries, affiliated companies of the Lessee or of the parent company of the Lessee shall not require the approval of the Lessor, and the provisions of Sections 13.2.2 and 13.2.4 shall apply instead of the provisions of Section 13.2.3 herebelow.

            13.2.2 The Contract with the sub - lessee shall be according to the draft of this Lease Contract, mutatis mutandis, including all its Appendices, and according to schedules not exceeding the schedules stated in this contract and without giving the sub - lessee any preferred right exceeding the rights of the Lessee in accordance with this Contract.

            13.2.3 The Lessor will be entitled in accordance with its exclusive discretion to commit directly with such a sub - lessee concurrently with the canceling of the Contract with the Lessee.

            13.2.4 The Lease Contract with the sub - lessee will be for the purpose of the operation of an enterprise and/or business, engaging with know-how based industries.

     13.3 Without prejudice to the generality of that stated in Section 13.2 above, it is agreed that in the event of a sublet, as stated above, the Lessee shall still be liable toward the Lessor for the fulfillment of all its obligations and/or the obligations of the sub - lessee in accordance with this Contract and/or the Sublet Contract.

     13.4 The Lessor is entitled to deliver and/or transfer and/or endorse and/or pledge and/or mortgage all its rights and/or obligations in the Leased, as per this Contract, in any manner or way whatsoever, without any restriction and without having to receive the agreement of the Lessee, so long as the rights of the Lessee in accordance with this Agreement are not prejudiced .

     13.5 The Lessee is obligated, that in any event in which it is required to sign any document or note, which is required pursuant to the transferring of the rights of the Lessor to any third party, it will sign each and every document or note, as stated, immediately upon receipt of the requirement of the Lessor, so long as a signature, as stated, will not impose any additional charge on the Lessee, above the charges applying to it in accordance with the provisions of this Contract.

14.  CHANGES IN THE LEASED - AFTER DELIVERY OF THE LEASED TO THE LESSEE

     The parties agree, that in any event where the Lessee seeks to make changes in the Leased after the Delivery Date, the following provisions shall apply:

     14.1 The Lessee is obligated to avoid the carrying out or allowing another to carry out any internal and/or external changes in the Leased and to avoid the performance of any addition or destroying any part of the Leased and/or any of its facilities nor to allow the making of any changes and/or additions and/or such demolitions (hereinafter: "The Changes") without the receipt of the early agreement in writing of the Lessor.

     In order to remove any doubt, it is hereby agreed and declared, that the installation of movable partitions in the Leased, including gypsum partitions and the placing of movable furniture shall not be regarded as Changes for the purpose of this Section.

     In the event, that the Lessee made Changes, as stated, and the Lessor required that the condition of the Leased will be reverted, the Lessee will be obligated to revert the condition of the Leased within 14 days from the date of the requirement.

     In the event, that the Lessee failed to perform its obligation, as stated, the Lessor will be entitled to carry it out by itself and/or by means of anyone on its behalf, at the expense of the Lessee together with 10% of said amount for the covering of general expenses of the Lessor, and the Lessee shall have no contention and/or requirement of any kind and type whatsoever due to the performance by the Lessor of that stated above.

     14.2 In the event, that the Lessor gives its consent to the request of the Lessee pursuant to the making of Changes in the Leased, and the Changes shall include the addition of "fixtures", according to their definition in the Land Law, 5729 - 1969, the fixtures will become the property of the Lessor upon vacating the Leased, and the Lessee will not be entitled to remove them from the Leased or to revert the Leased to its condition prior to the Changes, unless the Lessor notifies the Lessee in advance and in writing with respect to its requirement, that the Leased will be reverted to its condition prior to the Changes.

     In order to remove any doubt, any Change, that includes the addition of fixtures, as stated, shall not be regarded as payment of key moneys, according to their definition in the Tenant's Protection Law, 5732 - 1972, and the Lessee will not be entitled to receive any consideration from the Lessor and/or anything for them.

     In the event, that the Lessee carries out Changes in the Leased, following the agreement of the Lessor, which do not correspond with the definition of "fixtures", as stated above, the Lessee will be obligated upon the completion of the lease period to revert the Leased to its previous condition, as it was prior to the making of the Changes in the Leased, unless the Lessor passes the Lessee an early notice in writing concerning its agreement for leaving the Changes in the Leased. In the event, that the Lessor notifies of its agreement for leaving the Changes in the Leased, the Lessee will not be entitled to remove them from the Leased or to make any change in them, and upon the completion of the lease period they will be transferred to the possession and proprietorship of the Lessor, without the Lessee being entitled to require and/or receive compensation or payment for it, and without it being regarded as key moneys, as stated.

     14.3 The Lessor shall have the right to carry out whatever construction on the roof of the Leased, so long as the reasonable benefit of the Lessee from the Leased is not injured during the period of the construction and/or thereafter - notwithstanding that stated above.

14a. PARKING LOTS

     The Lessee was informed, that the Lessor and/or anyone on its behalf shall be operating an underground parking lot in the Construction, as specified in Appendix G to the Contract, subject to the provisions of this Section as follows:

     14a.1 The parties agree, that the Lessee shall have the right to lease marked parking places and entrance rights to the parking lot, according to their definition herebelow, up to an inclusive number of ____ packing places in the parking lot, that being according to the prices indicated in Sections 14a.1.1 and 14a.1.2 herebelow:

            14a.1.1 In consideration of the parking places, intended for the sole use of the Lessee and/or its employees and/or guests (hereinafter:
     "The Marked Parking Places") an amount of NIS _____ (an amount in Shekel equivalent to US $ ______) for each Marked Parking Place per month.

            14a.1.2 For the entrance right to the parking lot on the basis of vacant places without conferring the Lessee a right for any specific place (hereinafter: "The Entrance Right to the Parking Lot") an amount of NIS_____ (an amount in Shekel equivalent to US $ ______) for each Entrance Right to the Parking Lot per month.

            14a.1.3 Out of the ____ parking places, which the Lessee is entitled to lease, the Lessee is obligated to lease from the Lessor during the lease period at least ____ Marked Parking Places and ____ Entrance Rights to the Parking Lot.

     Not later than the Delivery Date, the Lessee is obligated to notify to the Lessor with regard to the number of Marked Parking Places and the number of Entrance Rights to the Parking Lot, which it seeks to lease, in addition to the ____ places mentioned above, that being out of the total parking places, that the Lessee is entitled to lease, as stated in Section 14a.1.

            14a.1.4 Notwithstanding that stated above and in Appendix G, the parties agree that the Lessee will be entitled to change the number of parking places once every quarter, that being to the extent that it is possible, while taking into consideration the parking occupancy in the building at such a time.

     14a.2 Instructions with regard to the dates of operation of the parking lot and the other provisions of Appendix G shall be obligating upon the Lessee for each and every matter. Without prejudice to the generality of that stated above, it is agreed that the parking lot shall be open and accessible to the Lessee between the hours 06.00 - 22.00 on Sunday through Thursday, and between 07.00 - 14.00 on Friday, with the exception of Holidays.

     14a.3 The parking fee for the Marked Parking Places and for the Entrance Right to the Parking Lot shall be regarded as lease moneys for each and every purpose and shall be linked to the index, as specified in the Parking Lot Appendix, Appendix G, and all the provisions of this Contract shall apply to them, without prejudice to any relief to which the Lessor and/or the Management Company and/or the Parking Lot Management Company are entitled in accordance with the Parking Lot Management Agreement.

     14a.4 In order to remove any doubt, it is hereby clarified that in any event of a discrepancy between the provisions of this Contract and the provisions of Appendix G, those provisions which are less favoring upon the Lessee shall supercede.

15.  MAINTENANCE AND PREVENTION OF NUISANCES

     15.1 The Lessee shall maintain the Leased in a good and orderly condition, it shall maintain the order and cleanliness of the Leased and its surroundings, its facilities, accessories and all that is accompanying it, including service rooms located in the Leased and all the services which are intended for the sole use of the Lessee. The Lessee is obligated to make a prudent and punctual use of them and will avoid causing any damage or spoilage to the Leased or to its facilities.

     Without prejudice to the generality of that stated above and below, the Lessee is obligated to maintain the good working order of all the facilities installed in the Leased, and to see to their day-to-day maintenance, including the making of repairs and replacements, to the extent required, and to return the Leased to the Lessor upon the date when the Leased is returned to the Lessor, as stated above, in a good and orderly condition, with the exception of wear and tear emerging from normal and reasonable use of the Leased.

     15.2 The Lessee shall abide by the instructions of each and every competent authority, as such would be applied from time to time in connection with cleaning arrangements, manner of removal of waste residuals and maintaining the orderly condition of the drainage system and of all the other systems in the Leased.

     15.3 The Lessee is obligated to preserve the cleanliness of the Leased and its surrounding, to prevent the accumulation of waste and materials which can cause a fire, and to prevent and remove odors, rust and to take any reasonable measures to prevent fire.

            15.3.1 In order to remove any doubt, the Lessee declares that it is well aware, that there are and/or there will be other leaseds in its vicinity and that it should see to the installation of appliances and/or facilities and/or take the required measures in order to prevent loose materials and/or odors and/or hazardous materials originated in its plant and which may cause nuisance and/or contamination of other leaseds in its surrounding.

            15.3.2 The Lessee shall avoid the causing of any nuisance, including the causing of noise, strong odors and shocks, which may interfere with leaseds adjacent to the Lessee.

     Furthermore, the Lessee is obligated to take any required measure in order to prevent the bursting of fires.

     15.4 The Lessee shall notify the Lessor of any damage to the Leased or of any nuisance that was caused to the Leased or to other leaseds, originating in the Leased, within 48 hours from its discovery. In the event, that the Lessee fails to notify as stated, the Lessee shall bear any additional expenses, caused to the Lessor in consequence of failure to notify the Lessor in due time.

     15.5 The Lessee shall see to the proper maintenance of the Leased, including all its systems and including finish supplements and shall repair at its expense any damage or spoilage in the Leased and/or its systems, including finish supplements, that being without prejudice to the liability of the Lessor with respect to the quality of the finish works, as stated in
     Section 6.2.10 above and/or any damage or spoilage, causing a nuisance to other leaseds in the vicinity of the Leased, which is caused or evolved or discovered in the Leased or in any part thereof, including plumbing repairs and other various repairs, that being upon its evolving and/or causing and/or discovery, with the exception of damages to the Construction or to the systems, which are maintained by means of the Management Company in accordance with the Management Agreement, and which were not caused by the Lessee.

     15.6 In the event, that the Lessee fails to perform its obligations or any of them in accordance with that stated in Section 15, including all its Sub-Sections, or if the damage is not repaired to the satisfaction of the engineer of the Lessor, the Lessor will be entitled, but not obligated, to perform the repairs by itself and all the expenses of such a repair shall apply to the Lessee, who will be obligated to refund them to the Lessor upon its first requirement, together with index linkage differences, as per
     Section 11 above, and arrears interest, as per Section 22 herebelow, calculated as from the payment date for the repair by the Lessor until the actual full payment to the Lessor.

     The invoices of the Lessor with respect to the rate of its expenses, as per this Section, shall constitute a prima facie evidence to the correctness of said invoices, and the Lessee is obligated to pay them to the Lessor upon its first requirement.

     15.7 The Lessee hereby gives its full consent and authorization, that the representatives of the Lessor, its employees and/or assignees will be entitled to enter the Leased following early coordination with the Lessee, at any reasonable time, in order to check the condition of the Leased, the fulfillment of the obligations of the Lessee in accordance with this Contract, the systems of the Leased, its equipment and facilities, and also in order to carry out any repair and/or maintenance works, that the Lessor is obligated to perform in accordance with this Agreement and according to any Law whatsoever, for technical or other arrangements, and the representatives of the Lessor will also be entitled to enter the Leased, in order to show it to other potential lessees, that being during the last nine months of the lease period.

     15.8 The Lessee shall fulfill all the instructions of the Lessor, the insurance company and the instructions of any other competent authority with regard to arrangements and procedures of fire extinguishing, prevention of fires, Civil Defense and safety, deriving from the activity of the Lessee in the Leased. Furthermore, the Lessee shall assume all measures required in order to prevent explosion and/or fire.

     15.9 The Lessee is obligated to fulfill the provisions of any Law, regulation, order, sub-law or the instruction of any competent authority with regard to the management of its enterprise in the Leased and in connection with the holding of the Leased and the use thereof. The Lessee shall also be liable for the payment of any fine, imposed in consequence of a failure to fulfill the provisions, as stated above.

16.  SAFE KEEP OF THE LEASED

     16.1 The Lessee shall refrain from placing any equipment in the Leased, which may cause damage to the Leased, and shall refrain from loading the floor of the Leased in excess of the load for which it was intended.
     The permitted load for the floor of the offices is 500 kg. per sq. mtr. The permitted load in the parking lots is 250 kg. per sq. mtr.

     16.2 In any event of a special or concentrated loading or basing of machinery, the Lessee must file a plan and receive the early approval in writing of the engineer of the Lessor.

17.  SECURITIES AND GUARANTEES

     17.1 For the assurance of all the obligations of the Lessee in accordance with this Contract, including all its Appendices, the Lessee shall furnish the Lessor upon the stand of signing this Agreement with an unconditional autonomic, financial bank guarantee of the Bank of Israel, made to the order of the Lessor, according to the draft of the guarantee attached to this Contract, as Appendix I, that being according to an amount of NIS94,164, together with the addition of VAT. The guarantee shall be linked to the Basic Index, according to its definition in Section 8.3 above, and will remain valid for fifteen months from its issuance.

     No later than thirty days prior to the commencement of each and every lease year, but not later than thirty days prior to the expiry of the validity of the guarantee, whichever is earlier, the guarantee shall be extended for an additional identical period, that being until the completion of the lease period plus ninety additional days after the completion of the lease period.

     17.2 In order to remove any doubt, it is stipulated between the parties that the extension of the validity of the guarantees, upon the dates specified above, is among the fundamental obligations of the Lessee in accordance with this Contract, and that in the event that the guarantee is materialized by the Lessor, the Lessee will be obligated to furnish the Lessor with a new guarantee instead of the materialized guarantee, as stated above, within seven days from the receipt of a notice concerning the materialization of the guarantee.

     17.3 Upon the completion of the lease period and upon the delivery of the Leased to the Lessor, the Lessee will be obligated to furnish the Lessor with approvals concerning all the payments and fees applying to it and which were paid by it up until the vacating date of the Leased returning it to the Lessor and/or with respect to the lease period.

     17.4 All the securities given to the Lessor in accordance with this Contract, including the bank guarantee, shall be returned to the Lessee three months from the completion of the lease period or the option period, as the case may be, subject to the fulfillment of that stated in Section
     17.3 above.

     In order to remove any doubt, it is hereby clarified that the signature of DSP Group on the guarantee for this Contract and also the depositing of the bank guarantee, as stated above, are fundamental conditions of this Contract.

18.  THE USE OF OTHER AREAS OUTSIDE THE LEASED

     18.1 The Lessee shall not have any contention toward the Lessor in the event of a decrease in the area of the premises, as a result of changes in the Planning or as a result of decisions or requirements of the competent authorities or due to any cause.

     18.2 The Lessee will not be entitled to make any singular use whatsoever of the pavements, roads, staircases or in any other area outside the Leased.

     The internal road at the front of the Leased is not intended for any use other than the passage of vehicles and to allow passengers off/on.

19.  ELECTRICITY, WATER, CHANNELING AND SIGN POSTING

     19.1 Without prejudice to anything else stated in this Contract herebelow, the Lessee approves that it is well aware that the installation of water inside the Leased and connecting the Leased to the water manhole, according to a contractual commitment between it and the local authority or the Management Company with respect to the installation of meters in the Leased and any payment in connection therewith shall apply to the Lessee.

     19.2 The Lessee hereby agrees, that the failure to connect the Leased to the electricity network, as stated in Appendix H and/or to the water manhole shall not derogate from its obligations in accordance with this Contract, nor will it constitute a ground for claim of damages against the Lessor, so long as the Lessor supplies the Leased with electricity and water supply, alternatively and regularly, in a manner corresponding with the needs of the Lessee until the connecting of the Leased to the water manhole and to the electricity network, as per that stated in Appendix H.

     Subject to the obligation of the Lessor to supply electricity, as stated above, it is agreed that the Lessor and the Lessor alone shall have the right to cease the power supply to the Construction in bulks and to see to the connecting of the Leased to the general electricity network of the Electricity Company, and the Lessee shall not have any contention toward the Lessor in this matter.

            19.2.1 Notwithstanding that stated in Sections 19.1 - 19.2 above, the Lessee hereby declares and approves, that it was brought to its attention, that the Lessor will be entitled to install a central water faucet in the Construction, through which the entire water supply will be channeled to the leaseds in the Construction. In such a case, the Lessee is obligated to pay to the Lessor or to anyone on its behalf for the water consumption of the Leased, immediately upon receipt of a requirement from the Lessor.

     19.3 The Lessee hereby declares and approves, that it was brought to its attention, that all the electricity services to the Construction and to the Leased shall be supplied by the Lessor and/or anyone on its behalf, in bulk, and that no electricity services shall be given to the Construction and/or to the Leased by the Electricity Company.

            19.3.1 The Lessee is obligated to pay to the Lessor and/or anyone on its behalf its share in the electricity expenses of the Leased, as specified in Appendix H to this Contract, the Electricity Appendix.

            19.3.2 The Lessee is obligated to sign the Electricity Agreement, Appendix H, with the Lessee and/or anyone on its behalf and to bear all the payments for the electricity services only with respect to the Leased, as specified in Appendix H. In any event, the Lessee approves, that the provisions of Appendix H, containing the provisions specified in this Section, shall apply to the lease, subject to this Contract, whether the Lessee would sign said Agreement or not.

            19.3.3 Without prejudice to the generality of that stated above, the payment obligation on the part of the Lessee in accordance with the provisions of the Electricity Agreement, Appendix H, should be viewed similarly as the obligation to pay the lease moneys and the provisions of the Electricity Agreement should be viewed as the provisions of this Agreement, the breach of which shall entitle the Lessor to all the relieves stated in this Contract. In order to remove any doubt, the provisions of Sections 11, 21.4 and 22 of the Contract shall apply to the obligations of the Lessee in accordance with the Electricity Agreement, that being without prejudice to any other relief given to the Lessor in accordance with the Electricity Agreement.

     19.4 The Lessee is obligated to prevent blocks or spoilage in the sewage system of the Leased, as a result of the use of it or as a result of sewages from its plant and shall bear the expenses of repair or replacement of this system, in case of a spoilage or blocking caused in its direct responsibility.

     19.5 The Lessee shall not install sign posts outside of the Leased or on the Leased, but only after receipt of the early approval in writing of the Lessee and/or the Management Company.

     The Lessor and/or the Management Company will be entitled to determine the shape of the sign post, its size and location, and the Lessee will be obligated to install the sign post, as determined by the Lessor and/or the Management Company. In the event, that the Lessee installs a sign post while in breach of this Section, the Lessor and/or the Management Company will be entitled to remove it at the expense of the Lessee.

     19.6 The Lessee shall bear any tax or fee for the installation of the sign post and its maintaining and it will be responsible to obtain any permit, which is required for the installation of the sign post.

     19.7 In the event, that the Lessor and/or the Management Company shall install a uniform sign post for all the constructions, which were erected and/or would be erected by the Lessor in the area of the Leased, the Lessee will be obligated to pay a relative payment for the sign posting.

     Any amount applying to the Lessee in accordance with this Sub-Section shall be regarded as lease moneys for each and every purpose.

     19.8 The Lessor will be entitled to install on the roof of the Leased or in its premises, public sign posts pursuant to the advertising of the Lessor and/or its tenants in the Construction and/or the project, while maintaining the architectural and qualitative nature of the Construction, and the Lessee will not be entitled to object to their installation.

20.  SUPPLY OF SERVICES AND JOINT FACILITIES

     20.1 The Lessee will be entitled to use the joint facilities located in the area of the Leased, solely for the purpose for which they are designated, and all according to the instructions of the Lessor and/or the Management Company.

     20.2 The Lessee hereby declares and approves, that it was brought to its intention, that for the purpose of the maintenance of the Leased, other leaseds in its area and the joint services of all the leaseds, including public areas, such as: external walls, public toilets, backyard and security rooms and their facilities in the Construction, the Lessor shall provide management and maintenance services directly and/or by means of sub-contractor and/or by means of a service company (hereinafter: "The Management Company").
     For the purpose of this Chapter: main systems, including systems of air-conditioning, lifts, electrical switchboards, installation, lighting, water, sewage and system channeling, fire extinguishing, emergency generator, smoke detection, public address system and the control systems. Furthermore, it was brought to the attention of the Lessee, that the Lessor is entitled to deliver the management of the parking lot to another organization, which would be referred to hereinafter, as "The Parking Lot Management Company".

     20.4 The Lessee is obligated to sign the Management Agreement with the Lessor and/or the Management Company, according to the draft determined by the Lessor and/or the Management Company and also the Parking Lot Management Agreement with the Lessor and/or the Management Company and/or the Parking Lot Management Company, according to the draft of the Agreement, Appendix G, and to bear all the payments, as would be obliged by the Management Agreement and the Parking Lot Management Agreement.
     In any event, the Lessor approves that the provisions of the Management Agreement shall include all the provisions specified herebelow, and in any event of a discrepancy and/or disagreed supplement in deviation from that stated in this Contract - the provisions of this Contract shall supercede the provisions of the Management Agreement.

            20.4.1 The parties agree, that the management and maintenance moneys, which the Lessee pays to the Lessor and/or the Management Company up until May 1st 1999 will be in the amount of NIS11.40 per sq. mtr. per month (an amount in Shekel equivalent to US $3 per sq. mtr. per month) and in any event, the management and maintenance moneys shall not be above the management and maintenance moneys collected by the Lessor from a similar lessee in the Construction (with the exception of additions for specific services rendered to the Lessee, as per its instructions). The management and maintenance moneys, payable by the Lessee as stated, will be linked to the index, all according to the provisions of Section 11 above. The management and maintenance moneys, upon the completion of the aforementioned period, shall be determined according to the cost of all the expenses, as per their definition herebelow, together with the addition of 15% and according to the relative share of the Leased out of the entire area.

            20.4.2 The management and maintenance moneys, among others, shall include expenses for the operation of an information station, cleaning and gardening services, overhaul and repair services for the systems mentioned above, electricity and water supply for the public areas, insurance for the public areas including breakage insurance and also the expenses of any other service, which is required according to the discretion of the Lessor and/or the Management Company, including allowances for an equipment renewal fund.

     For a special service, which is not included within the general framework of the responsibility of the Management Company, and which is given to the Lessee and/or the Leased by the Management Company, as per the order of the Lessee, the Lessee shall pay an additional amount above the management and maintenance moneys.

            20.3.3 The Lessor hereby agrees and is obligated to bear the relative share of payment for all the areas intended for lease and which are not leased.

            20.3.4 It is agreed, that the Management Agreement shall include the following obligations:

            20.4.4.1 The Management Company shall keep books and accounts, audited by an accountant, which would be available for the checking of the Lessee to the extent that it is required for the purpose of the determination of the management moneys.

            20.4.4.2 The Lessee will not be entitled to offset amounts due to it from the Lessor from amounts that are due to the Management Company from it, nor will it be entitled to offset amounts due to it from the Management Company out of amounts that are due to the Lessor from it.

            20.4.4.3 In the stand of the signing of this Contract, the Lessee shall furnish the Lessor with an autonomic bank guarantee to the order of the Lessor, according to the draft of Appendix I, in the amount of three months of management and maintenance together with the addition of VAT, that being for the assurance of the fulfillment of all the obligations of the Lessee toward the Management Company. The guarantee shall be linked to the Basic Index, according to its definition in Section 8.3 above, and will be valid for twelve months from its issuance.

     20.5 Without prejudice to the generality of that stated above, The obligation to pay the management and maintenance moneys by the Lessee in accordance with the provisions of this Contract and/or the Management Agreement and the Parking Lot Management Agreement, Appendix G, shall be viewed as the obligation to pay the lease moneys and the provisions of the Management Agreement and the provisions of the Parking Lot Management Agreement shall be viewed as the provisions of this Contract, the breach of which shall entitle the Lessor to all the relieves stated in this Contract, without prejudice to any relief given to the Management Company and/or the Parking Lot Management Company in accordance with the Management Agreement and/or the Parking Lot Management Agreement and/or in accordance with any Law.

     20.6 In the event of the rendering of services, as stated, by means of the Management Company and/or the Parking Lot Management Company, the meaning of the word "the Lessor" in this Section shall be the Lessor and/or the Management Company and/or the Parking Lot Management Company.

21.  TAXES, FEES AND OBLIGATORY PAYMENTS

     21.1 All the taxes, municipal taxes, payments, fees and various duties (hereinafter: "The Taxes") whether municipal, governmental or others, imposed or which would be imposed in the future on or in connection with the use of the Leased or in connection with the management of the business of the Lessee in the Leased during the lease period, shall apply and be borne by the Lessee as from the Delivery Date.

     Notwithstanding that stated above, duties and/or fees imposed due to the development work and also lease moneys and betterment tax imposed on the Leased shall apply to the Lessor.

     Municipal taxes imposed on the Leased shall apply in any event to the Lessee and be borne by it, that being even if it is determined by Law that the tax will be paid by the Lessor and/or the owner of the land.

     21.2 That stated above shall not be viewed as imposing an obligation on the Lessee to pay income tax and/or capital gain tax and/or property tax, applying and/or which would apply to the Leased.

     21.3 Value Added Tax imposed on the Lessor or on the Lessee with respect to this lease shall apply to the Lessee alone and be paid by it against the furnishing of an appropriate tax invoice.

     21.4 Each and every payment paid to the Lessor by the Lessee in accordance with this Contract shall be paid together with the addition of VAT, according to its lawful rate upon the payment date.

     Notwithstanding that stated above and below, the Lessee will be entitled to delay the payment of VAT up until the lawful date for its transferring to the VAT Authorities.

     21.5   Notwithstanding that stated above, but subject to that stated in
     Section 21.2, it is hereby agreed that in the event that a new tax is imposed on the Leased, the payment of which applies to owners of properties, such a tax and/or taxes as above shall be borne by the Lessee.

22   ARREARS INTEREST

     22.1 Without prejudice to the generality of the rights of the Lessor according to this Contract or according to the Law, in any event in which the Lessee is in delay with any payment due to the Lessor in accordance with this Contract, the Lessee will be obligated to pay to the Lessor the amount in arrears together with a maximum rate of interest, accustomed at such time with Bank Discount of Israel Ltd., Central Branch Haifa, in a debit account, for overdraft above the maximum permitted overdraft (hereinafter: "The Interest") or linkage differences together with lawful interest on them, whichever is higher, as per the choosing of the Lessor, that being from the arrears date until the actual payment date.

     22.2 The order and manner of crediting of payments made by the Lessee shall be determined by the Lessor, according to its discretion.

23.  FRUSTRATION OF THE LEASE

     23.1 In the event, that the Leased is damaged entirely or if the benefit from the Leased is entirely cancelled, this Contract shall come to its end and be viewed as cancelled, the Lessor shall refund to the Lessee same lease moneys or securities, received by the Lessor in advance for the period after the aforementioned event, that being according to the actual amount, that was paid, together with linkage.

24.  LIABILITY AND INSURANCE

     24.1 The Lessor, including according to its definition in Section 20.6 above, shall not bear any responsibility or liability whatsoever for any bodily

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     damage and/or loss and/or damage to property of any kind whatsoever (direct or indirect), which is caused to the Lessee and/or its workers and/or those employed by it and/or its agents and/or its clients and/or visitors and/or invitees and/or any other person located in the Leased or in another area held by the Lessee, in the premises of the Lessor or in the area adjacent to the Leased and/or to any other property of the Lessee and/or bodily damage or damage to property caused to the neighbors of the Lessee.

     The Lessee assumes full liability for any of the damages specified above, and it is obligated to compensate and to indemnify the Lessor against any damages it might be obligated to pay or compelled to pay due to a damage of this sort and also against any expense incurred by the Lessor in connection with any damage as above, all subject to that, that in the event that any third party files a claim against the Lessor, the Lessor shall instigate third party proceedings against the Lessee.

     The Lessor is obligated to compensate and indemnify the Lessee against any damages it might be obligated to pay or which would be paid by it in consequence of a damage, as stated above, caused due to the negligence of the Lessor, subject to that, that to the extent that any third party files a claim against the Lessee, the Lessee shall instigate third party proceedings against the Lessor.

     24.2 The Lessee undertakes to insure itself against third party liability, as specified in the Insurance Appendix, attached hereto and marked E, and it is also obligated to bear the payment for the insurance of the Construction, as specified in Section 24.15 of the Appendix E.

     24.3 The payments, specified in Section 24.15 of the Appendix E shall be regarded as lease moneys for each and every purpose.

25.  BREACH OF THE CONTRACT AND ITS CANCELLATION

     25.1   Omitted.

     25.2 Without prejudice to the provisions of any Law, any of the following actions or avoidance of actions shall be regarded as a fundamental breach of the Contract by the Lessee:

            25.2.1 The use of the Leased not for the purpose of the lease, stated above.

            25.2.2 The transferring of the rights of the Lessee in the Leased to another, in contrast with the provisions of Section 30 above.

            25.2.3 The transferring of the control over the Lessee without the agreement of the Lessor, in contrast with the provisions of Section 13 above.

            25.2.4 Failure to pay the lease moneys and/or the management moneys and/or the parking lot moneys and/or failure to pay any amount, which was paid by the Lessor in the stead of the Lessee upon the payment date and/or failure to deliver and/or renew the bank guarantee in accordance with the Contract and/or its Appendices.

     It is hereby clarified, that a delay with a payment or delivery, as stated, not exceeding five days, shall not be regarded as breach of this Agreement.

            25.2.5 The issuance of a receiving order or a liquidation order or the appointment of a receiver for all the assets of the Lessee or for any part thereof, whether such an order is temporary or permanent, and which is not be revoked within sixty days from its issuance.

            25.2.6 The causing of a significant nuisance, which may interfere with enterprises or businesses, existing and/or which would exist nearby the Leased and/or the removal of a nuisance, as stated.

            25.2.7 Failure to transfer possession of the Leased upon the date, in the manner and according to the condition, as specified in Section 26 herebelow.

            25.2.8 The performance of an action in contrast with the provisions of Sections 14, 15 and 16 above.

            25.2.9 Failure to pay for the services rendered to the Leased in accordance with the Management Agreement and/or Parking Lot Management Agreement and/or the Electricity Agreement.

     25.3 In the event, that the Lessee breaches any of the aforementioned fundamental conditions and fails to cure the breach within ten days from the receipt of a warning in writing of the Lessor, the Lessor will be entitled to cancel this Contract and this Contract shall be regarded as cancelled from the date fixed in the notice of the Lessor.

     25.4 In the event, that the Lessor lawfully notifies the Lessee of the cancellation of the Contract, the Lessee shall vacate the Leased and return possession thereof to the Lessor, as the Leased is clear and vacant of any holder and object, within thirty days from the receipt of the notice with respect to the cancellation of this Contract, and shall compensate the Lessor for any damage caused to it.

     25.5 The provisions of this Section shall not derogate from other rights of any of the parties in accordance with this Contract or by Law.

     25.6 Any absence of an action and/or the lack of response and/or avoidance of a use of a remedy by the Lessor, as per this Section, shall not be construed in any way or manner as a waiver on its part of its rights in accordance with the Contract, in case of a prolonged or additional breach on the part of the Lessee, unless the Lessor waived its aforementioned rights in advance, explicitly and in writing.

26.  VACATING THE LEASED

     26.1 The Lessee shall vacate the Leased upon the completion of the lease period or upon any date in which the lease is terminated in accordance with this Contract, and it will return it to the Lessor as it is clear of any person and object, as per that stated in this Section. In any event in which the Lessee should vacate the Leased according to this Contract, it is obligated to return it to the Lessor as it is absolutely clear and in a good condition worthy for immediate use, to the satisfaction of the engineer of the Lessor, with the exception of wear and tear deriving from reasonable normal use of the Leased.

     26.2 In the event, that the Lessee did not vacate the Leased, as stated in Sub-Section 1 above and in Section 25.4 above, the Lessee shall pay to the Lessor a fixed and evaluated in advance compensation in a rate equivalent to 200% of the basic lease moneys for each month of delay, and also another relative rate for additional days of arrears, that being together with the addition of linkage differences between the Basic Index and the index recently published prior to the actual payment. In addition to that, the Lessee will pay to the Lessor any damage or loss, which is caused to the Lessor or to a third party, as a result of a delay with the vacating of the Leased and its leasing to a new lessee by the Lessor.

27.  EXPENSES OF THE CONTRACT AND LEGAL EXPENSES

     27.1 Stamp duty of this Contract shall apply to the parties in equal parts. The stamping expenses of the guarantees, subject to this Contract, shall apply to the Lessee.

     27.2 It has been agreed and declared between the parties, that in the event that the Lessee shall not vacate the Leased upon the completion of the lease period or after receiving a notice with respect to the cancellation of the lease in accordance with the provisions of this Contract or in any event that the Lessee breaches any of the provisions of this Agreement, the Lessee, in addition to all the relieves stated in this Contract and by Law, will bear all the expenses incurred by the Lessor in all matters pertaining to the legal handling in connection with any hearing or legal claim or an action with the Execution Bureau, including legal fees incurred by the Lessor, all in accordance with the judgment of the Court and/or any other judicial institute.

28.  AMENDMENT OF THE CONTRACT

     Any change and/or amendment to this Contract shall only be made by way of an explicit document in writing, signed by the parties to the Contract.

29.  DEVIATION

     The agreement of a party to this Contract to deviate from its conditions in a certain case or in a series of cases shall not constitute a precedent and it shall be not drawn by comparison by analogy to another case in the future.

30.  NOTICES AND WARNINGS

     30.1 Any notice or warning, passed by one party to the other in connection with this Contract, shall be passed by means of registered mail or delivered by hand according to the addresses of the parties, as stated in the preamble to this Contract (or to any other address according to a notice in writing) and such a notice or a warning, as stated, shall be viewed as if delivered to the addressee upon the actual delivery - if it was delivered by hand, and if passed by the Israeli Post - within seventy two hours after its delivery by mail, as postal moneys are fully paid in advance.

     30.2 The addresses of the parties are as specified in the preamble to this Contract.

31.  ADDITIONAL STEPS

     The parties shall take any additional steps (including the signing of additional documents), as would be required for the execution of the Contract to its spirit and wording.

32.  GENERAL

     32.1 Any waiver, negligence, disregard or failure to take legal means or a delay with the exercise of the rights on the part of the Lessor in a certain case shall in no way be viewed as a waiver, consent or acknowledgement on the part of the Lessor. The Lessor will be entitled to exercise any of its rights in accordance with this Contract or by Law at any time whatsoever, and whenever it is found to be in place despite any prior waivers, discounts or negligence.

     32.2 For the purposes of this Lease Contract, including all its Appendices and everything deriving therefrom, including a claim for its breach, the parties determined that the competent Court of Haifa is the exclusive and singular venue and no other Court.

     32.3 Any notice in accordance with this Agreement shall be given, in the absence of another determination, in writing seven business days in advance.

            In witness thereof, the parties have signed:


            DSP Group Ltd.                   Bayside Land Corporation Ltd.

            (signature)                      (signature)
            /s/ Eliyahu Ayalon               /s/ Hanan Nitsan
            ------------------------         -----------------------------
                                             /s/ Noach Aviram
                                             -----------------------------
            The Lessee                       The Lessor